Share Purchase And Option Agreement

This Share Purchase and Options Agreement (this "**Agreement**"), is made as of December 30, 2022, by and among Citrine Global Corp. a company incorporated under the laws of Delaware ("**Citrine Global**"), MyPlant Bio Ltd., a company incorporated under the laws of the State of Israel registration number 515940732 (the "**Company**"), Cannasoul Analytics Ltd., a company incorporated under the laws of Israel, registration number 515782894, having its principal offices at 5 Tarshish St., Caesarea, Israel ("**Cannasoul**"), and PurPlant Inc., a company duly incorporated under the laws of Canada, registration number ______, having its principal offices at 25 Glennelm Road Roblin, ON kok 2wo ("**PurPlant**")(Cannasoul and PurPlant may collectively from time to time be referred to as the "**Shareholders**") and Professor Dedi Meiri, an Israeli individual, I.D. 025518382 (" **Prof Meiri**").

Each of the Shareholders, the Company and Citrine Global shall be referred hereto as a "**Party**" and collectively as the "**Parties**".

WHEREAS, the Parties, including Prof Meiri, have as of December 8, 2022, entered into a Memorandum of Understanding the **("MOU")** that includes the purchase by Citrine Global from the Shareholders of a 10% equity stake in the Company on a fully diluted basis for consideration of US$444,444 which shall satisfied by issuance to the Shareholders of 9,259,250 shares of Citrine Global's common stock par value $0.0001 per share (the "**Citrine Global Stock**"), and the grant to Citrine Global of an option by the (i) Shareholders to purchase additional Global Stock such that after such purchase Citrine Global would hold 45% of the outstanding capital stock of the Company, on a fully diluted basis, against payment of the purchase price of US$ 1,555,556 to be satisfied by the issuance to the Shareholders of an aggregate of 32,407,417 shares of Citrine Global Stock, and (ii) by the Company to purchase an additional 10% equity stake on a Fully Diluted basis against the payment of $444,444 (the "**Company Option Purchase Price**"), which shall be paid, in Citrine Global's sole discretion, in cash or the issuance to the Company of 9,259,250 shares of Citrine Global Stock of, which options are exercisable through September 30, 2023 (the "**Option Expiry Date**"), and other related matters and agreements, including without limitation, non-compete agreements by certain of the Shareholders, and exclusive service agreements in favor of the Company and Citrine Global;

WHEREAS, the Parties have agreed to prepare and execute legally binding definitive agreements containing the terms herein and others appropriate for transactions of this nature including the business activities of the Company (the "**Definitive Agreements**") and this Agreement and the other agreements referred to herein shall constitute the Definitive Agreements and, in connection therewith, the Parties have agreed that Citrine Global will continue to conduct its due diligence through the Option Expiry Date; and

WHEREAS, the Company is engaged in biological screening of different plant materials and owns certain know-how and intellectual property rights that include, without limitation, the development of cell-disease models enabling to screen plant extracts to understand their biological effect and has a screening platform using cell line models for certain diseases and conditions to detect effective plant materials and/or other substances for the treatment of these conditions and owns certain know-how and intellectual property rights as further specified herein that include, without limitation, the development of cell-disease models enabling to screen plant extracts to understand their biological effect and has screening platform using cell line models for certain diseases and conditions to detect effective plant materials and/or other substances for the treatment of these conditions, all as described in further detail in this Agreement and the appendices thereto;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1. <u>The Transactions</u>.

1.1. Subject to the terms and conditions hereof, at the Closing (as defined below), Citrine Global shall purchase from the Shareholders on a pro-rata basis 15,211 ordinary shares of the Company each with a nominal value of NIS 0.01which as of the date hereof represent 10% of the Company' issued and outstanding share capital (the "**Initial Shares**") in exchange for the payment of US$444,444 which

shall satisfied by issuance to the Shareholders of 9,259,250 shares of Citrine Global Stock (respectively, the "**Initial** Citrine Global **Purchase Price**".

1.2. In addition, in the framework of the transaction, Subject to the terms and conditions hereof Citrine Global is hereby granted with the following options:

1.2.1. The Shareholders hereby grant to Citrine Global, an option, (the "**Shareholders Option**") exercisable in Citrine Global's sole discretion through September 30, 2023 (the "**Option Exercise Period**"), to purchase from the Shareholders, on a pro-rata basis, an additional number of ordinary shares of the Company held by the Shareholders such that following such purchase, Citrine Global shall acquire through the exercise of the Shareholder Option, 35% of the issued and outstanding Company share capital, on a Fully Diluted Basis and together with the Initial Shares, to hold 45% of the of the issued and outstanding Company share capital, on a fully diluted basis (the "**Shareholder Option Shares**") against payment of the purchase price of US$ 1,555,556 (the "**Shareholder Option Purchase Price**") to be satisfied by the issuance to the Shareholders of an aggregate of 32,407,417 shares of Citrine Global Stock (the "**Shareholder Option Exercise Price**"). Cannasoul is entitled to assign a portion of its Shareholders Option to the Company.

1.2.2. The Company hereby grants to the Citrine Global an option (the "**Company Option**"), exercisable in Citrine Global's sole discretion through the Option Exercise Period subject to the Citrine Global exercising the Shareholder Option detailed above, to be issued an additional number of ordinary shares of the Company which representing 10% of the issued and outstanding Company share capital, on a Fully Diluted Basis, against the payment of $444,444 (the "**Company Option Purchase Price**"), which shall be paid, in Citrine Global's sole discretion, in cash or the issuance to the Company of 9,259,250 shares of Citrine Global Stock (the "**Company Option Shares**").

1.2.3. Following the exercise by Citrine Global of the Company Options Shares and the Shareholder Option Shares, if any, Citrine shall hold, in the aggregate 55% of the issued and outstanding share capital of the Company.

All references to the number of shares of Citrine Stock issuable herein shall be appropriately adjusted to reflect any stock split (including reverse stock split), stock dividend or other change in the shares of Citrine Global Stock and/or the Shareholder Exercise Price and/or the Company Exercise Price which may be made by Citrine Global after the date of this Agreement.

For purposes hereof, "**Fully Diluted Basis**" shall mean all share capital of the Company on a fully diluted and as-converted basis, including all shares (whether ordinary shares, preferred shares, or otherwise) which are issued as of the date of the applicable calculation, as well as all shares issuable assuming the exercise, conversion or exchange into shares of all warrants, options, notes, debentures, or other rights, securities, agreements or other commitments which by their terms are exchangeable, exercisable or convertible (taking into account anti-dilution or other similar rights), directly or indirectly, for or into share capital of the Company, whether or not vested, and whether outstanding, promised or contingent, as of the time of the applicable calculation, and all shares reserved for issuance to the Company's employees, consultants, service providers and directors under the any share option/incentive plans and arrangements, whether or not any options thereunder are then outstanding or promised.

1.3. The transaction specified above and the payment by Citrine Global of the Initial Purchase Price, the Shareholders Option Purchase Price and the Company Option Purchase Price, assuming Citrine Global elects, in the exercise of its discretion, to exercise such options, are based on a Company pre-money valuation of $4,444,444 (the "**Contract Company Valuation**"). Citrine Global may elect as of the Closing and until the lapse of the Option Exercise Period to commission an independent third party recognized valuator, which shall be reasonably acceptable to the Company, to conduct a valuation of the Company at that point in time (the "**Third Party Company Valuation**"). In the event that the Third Party Company Valuation determines that the then Company valuation is less than the Contract Company Valuation, then the Shareholders Option Purchase Price and the Company Option Purchase Price and the corresponding shares of Citrine Global Stock issuable thereunder, shall be appropriately adjusted to reflect the Third Party Company Valuation provided however that in any case the Company's valuation in the

transaction detailed herein shall not be below US$1,000,000. The results of the Third Party Company Valuation shall be conclusive and binding on the parties.

2. Closing and Purchase of the Initial Shares. The purchase of the Initial Shares by Citrine Global and the issuance of the Citrine Global Stock to the Shareholders shall take place remotely, via the exchange of documents and signatures on the date hereof, or at such other time and place as the Parties mutually agree upon orally or in writing (including via e-email, (the "**Closing**"). At the Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

2.1. The Shareholders and/or the Company shall deliver to Citrine Global the following documents:

2.1.1. Copies of the resolutions and consents of each of the Shareholders' board of directors in the form attached hereto as Schedule 2.1.1, by which, inter alia the execution, delivery and performance by the Shareholder and the Company of this Agreement and all exhibits and appendices attached thereto (collectively, the "**Transaction Documents**"), the sale of the Initial Shares and the grant of the Shareholder Option, and the transactions contemplated thereunder shall be approved.

2.1.2. Validly executed share transfer deeds covering the Initial Shares, in the form attached hereto as Schedule 2.1.2;

2.1.3. Copies of the notices to be sent to the Israeli Registrar of Companies for the transfer of the Initial Shares from the Shareholders to Citrine Global, in the form attached hereto as Schedule 2.1.3, to be filed promptly following the Closing.

2.1.4. Copies of the resolutions and consents of the Company's board of directors in the form attached hereto as Schedule 2.1.4, by which, inter alia the execution, delivery and performance of the transaction detailed in the Transaction Documents, including the sale of the Initial Shares and the grant of the Company Option.

2.1.5. The Company shall register the sale of the Initial Shares to Citrine Global in its shareholders register and deliver a copy to Citrine Global, in the form attached hereto as Schedule 2.1.5

2.1.6. Each Shareholder shall deliver to Citrine Global the Shareholder Certificate attached hereto as Appendix 2.1.6.

2.2. Citrine Global shall deliver to Shareholders the following documents:

2.2.1 Subject to the terms and conditions hereof and upon receipt of the Shareholder Certificate referred to above, Citrine Global shall cause its transfer agent to prepare and deliver to each Shareholder book entry statements reflecting the proportionate shareholding of each Shareholder of the Citrine Global Stock reflecting the Initial Purchase Price.

The Shareholders acknowledge that the Citrine Global Stock issued pursuant to the terms and conditions set forth in this Agreement will be "restricted securities" under the Securities Act and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws. All certificates representing the Citrine Global Stock issued hereunder will be endorsed with the following legend pursuant to the Securities Act in order to reflect the fact that the Citrine Global Stock will be issued to the Shareholders pursuant to an exemption from the registration requirements of the Securities Act:

"THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY,

IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT."

3. The obligation of Citrine Global to purchase the Initial Shares shall be subject to further conditions specified below to be fulfilled on or prior to the Closing:

3.1. The cancellation of the Company Preferred Shares and the elimination of the authorized preferred shares, all as evidenced by the filing with the appropriate authorities of the instruments reflecting such cancellation and the delivery to Citrine Global of evidence thereof;

3.2. The Company shall not have any debt or any other obligation to employees or service providers, shareholders, tax or municipal authorities (i.e, VAT), banks, the Shareholders or any other third party except for an obligation in relation to the Company's lease agreement (which has been sub-leased to a third party and does not require the Company to pay any amounts relating to such lease), and provided however that the shareholder loans provided by the Shareholders to the Company shall be converted into Company shares by no later than January 31, 2023; and

3.3. The appointment of a Citrine Global designee to the Company's board of directors as an observer; and

In consideration of the foregoing undertakings by Citrine Global, upon the Closing and thereafter for the period specified, the following shall become effective:

A. Company Grant of Exclusive Rights and Right of First Opportunity**.** The Company hereby irrevocably grants to Citrine Global rights, on an *exclusive* basis, to all activities associated with the intellectual property rights set forth in Schedule 4.5, including without limitation, screening services and/or other scientific services and a right of first opportunity to commercialize intellectual property developed by the Company in Citrine Global Group's field of business (the "**Company Grant of Exclusive Rights and Right of First Opportunity**"). The foregoing Company Grant of Exclusive Rights and the Right of First Opportunity shall continue in full force and effect through December 31, 2023, provided, that if Citrine Global does not exercise either of the Shareholders Option or the Company Option and/or enter into a service agreement with the Company by December 31, 2023, then the exclusive rights detailed above shall terminate and the Company may offer services to any third party, ***provided that*** the right of first opportunity to commercialize intellectual property developed by the Company shall continue thereafter until June 31, 2024, unless such rights have been extended beyond such date under the terms to be agreed in the service agreement entered into by the Company and Citrine Global. For the sake of clarity, the grant of exclusive rights means that with respect to the specified activities, the Company shall afford these activities solely to Citrine Global or to any affiliate or subsidiary thereof and to no other third party, without the prior written consent of Citrine Global.

B. Non-Compete. Cannasoul hereby undertakes not to engage in any business activity that may compete with the Company's activities associated with the intellectual property rights specified in Schedule 4.5 (i.e. development of a platform for screening plant materials on cell disease models to understand their biological effect), as presently conducted, either directly or indirectly, as an owner, shareholder, director ,officer, partner, consultant, employee or in any other capacity. In addition, in the framework of the Cannasoul Services and/or Prof. Meiri Services and/or the Services and Strategic Collaboration between Company and Citrine Global Group, the Parties shall agree on certain exclusivity and/or right of first opportunity provisions based on the scope of such agreements. For the avoidance of doubt, except as specifically detailed above, nothing contained herein shall limit Cannasoul and/or its

subsidiaries from any activity, including screening for its internal scientific R&D activities on third party provider cell-models and/or developing cell models for its internal screening procedure.

4. Representations and Warranties of the Shareholders and the Company. The Shareholders and the Company, as indicated, hereby represent and warrant to Citrine Global that, subject to the exceptions set forth in the Disclosure Schedule attached hereto as Schedule 4 (the "**Disclosure Schedule**"), and acknowledge that Citrine Global is entering into this Agreement in reliance thereon, as follows:

4.1. Organization. The Company is duly incorporated and validly existing under the laws of the State of Israel. The Company has all requisite power and authority to execute and deliver this Agreement and other agreements contemplated hereby or which are ancillary hereto and to consummate the transactions contemplated hereby and thereby.

4.2. Ownership of Shares. The registered share capital of the Company is 100,000 New Israeli Shekels divided into 10,000,000 Ordinary Shares of which 152,107 are issued and outstanding (assuming conversion of the shareholder loans and the cancellation preferred shares detailed herein, and the exercise of all issued and outstanding convertible securities). All of the issued and outstanding shares of Ordinary Shares of the Company are duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable securities laws and corporate laws of Israel and will have been issued free of pre-emptive rights of any security holder.

A complete and accurate capitalization table of the Company immediately prior to and following the Closing is set forth in Schedule 4.2 of the Disclosure Schedule. The shareholders identified in Schedule 4.2 as the shareholders of the Company are the lawful owners, beneficially and of record, of all of the issued and outstanding share capital of Cannasoul and of all rights thereto, free and clear of all liens, claims, charges, encumbrances, restrictions, rights, options to purchase, proxies, voting trust and other voting agreements, calls or commitments of every kind, and none of the said individuals owns any other shares, options or other rights to subscribe for, purchase or acquire any share capital of the Company.

There are no outstanding (i) options, subscriptions, warrants, or other rights to purchase or otherwise acquire from the Company any share capital of the Company, (ii) debt securities or instruments convertible into or exchangeable for shares of the Company or (iii) commitments of any kind for the issuance of additional shares of Company or options, warrants or other securities of the Company.

Other than the preferred shares held by Purplant, and which will be cancelled as herein provided, there are no other outstanding preferred shares issued by the Company.

Upon the Closing, the Initial Shares, the Shareholder Option Shares and the Company Option Shares, when issued in accordance with this Agreement will be duly authorized, validly issued, fully paid and non-assessable, free and clear from all taxes, liens, claims and encumbrances, and will not be subject to any preemptive rights or similar rights and will be duly registered in the name of Citrine Global. The Initial Shares, the Shareholder Option Shares and the Company Option Shares will entitle Citrine Global to the same rights and obligations as all other Company Ordinary Shares.

4.3. Financial Statements. The Company's audited financial statements for the year 2021 are attached as Schedule 4.3 of the Disclosure Schedule.

The Company has kept all books and records since inception and since the financial year 2021, such financial statements have been prepared in accordance with IFRS consistently applied throughout the periods involved. The balance sheets are true and accurate and present fairly as of their respective dates the financial condition of the Company. As of the date of such balance sheets except as and to the extent reflected or reserved against therein, including but not limited to any previous tax liability, to its Knowledge the Company had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with IFRS, and all assets reflected therein are properly reported and present fairly the value of the assets of the Company, in accordance with IFRS. The statements of operations, stockholders' equity and cash flows reflect fairly the information required to be set forth therein by IFRS. The books and records, financial and otherwise, of Company are, in all material aspects, complete and correct and have been maintained in accordance with good business and accounting practices

The Company has not received any advice or notification from its independent certified public accountants that the Company has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Company financial statements or the books and records of the Company, any properties, assets, Liabilities, revenues, or expenses.

4.4. Articles of Association. The Company's articles of association shall be amended to conform to the terms contained herein and in the MOU and such amended articles of association (as so amended the "Amended MOU") shall be adopted by no later than 60 days as of execution this Agreement. The Amended Mou shall include, without limitation, the following provisions—preemptive rights, rights of first refusal or the like, any other right to, receive shares or other securities of the Company (to the extent such rights exist), restrictions on transfer of shares, veto rights in favor of Citrine Global with respect to certain corporate actions by the Company and signatory rights in favor of Citrine Global.

4.5. Intellectual Property. Each of Cannasoul and Prof Meiri and the Company represent that the Company owns and has developed, or has obtained the right to use, free and clear of all liens, claims and restrictions, the cell models detailed in Schedule 4.5 used or required for use in the conduct of the Company's business as now conducted and as currently proposed to be conducted, without infringing upon, misappropriating or violating any other right, lien, or claim of any other party. Save for standard off-the-shelf software licenses and the commercial use of certain cell-lines purchased by the Company from the American Type Culture Collection (ATCC), the Company is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to any of the Company's cell models, with respect to the use thereof or in connection with the conduct of its business as now conducted or as currently proposed to be conducted or otherwise.

The Company has taken security measures to protect the secrecy, confidentiality and value of all the Intellectual Property, which measures are reasonable and customary in the industry in which the Company operates. Each of the Parties agree that none of Cannasoul, Purplant or Prof. Meiri has any rights or claims to the Company intellectual property rights.

4.6. Authorization; Approvals. All corporate action on the part of the Shareholders and/or the Company necessary for (i) the authorization, execution, delivery, and performance of all of the obligations under this Agreement, and (ii) the sale of the Initial Shares being sold under this Agreement and the grant of the Shareholder Option and the Company Option, has been (or will be) taken prior to the Closing. This Agreement, when executed and delivered by or on behalf of the Shareholders and the Company, shall constitute the valid and legally binding obligations of such parties, legally enforceable against them in accordance with their respective terms. No consent, approval, order, license, permit, action by, or authorization of or designation, declaration, or filing with any governmental authority on the part of the Company and/or the Shareholders is required that has not been, or will not have been, obtained prior to the Closing in connection with the valid execution, delivery and performance of this Agreement.

4.7. Litigation. There is no action, suit, proceeding, governmental inquiry or investigation pending or currently threatened against the Company, the Shareholders or any of their respective directors, officers, shareholders or employees in their capacity as such. There is no action, suit, proceeding or investigation initiated by the Company currently pending or that the Company intends to initiate.

4.8. Tax Matters. The Company has timely filed all tax returns in connection with any taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to the Company or its subsidiaries, and all such returns are true and correct in all material respect.

The Company has paid all taxes that have become or are due with respect to any period ended on or prior to the date hereof, and has established an adequate reserve therefore on its balance sheets for those taxes not yet due and payable, except for any taxes the non-payment of which will not have a material adverse effect

The Company is not to its knowledge presently under and has not received notice of, any contemplated investigation or audit by regulatory or governmental agency of body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof; and

All taxes required to be withheld on or prior to the date hereof from employees for income taxes, social security taxes, unemployment Taxes and other similar withholding taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency.

The Company's financial statements contain full provision for all taxes including any deferred Taxes that may be assessed to the Company or its subsidiaries.

4.9. Subsidiaries. The Company does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

4.10. Material Contracts. Schedule 4.10 attached hereto lists each material contract to which the Company is a party. Each material contract is in full force and effect, and there exists no material breach or violation of or default by the Company or any of its subsidiaries under any material contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default by the Company. The continuation, validity, and effectiveness each material contract will in no way be affected by the consummation of the transactions contemplated in this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any material contract.

4.11. No Guarantees. The Company is not a guarantor or indemnitor of any indebtedness of any third-party, including any person, firm or corporation.

4.12. No Pre-emptive Rights. The Shareholders have no pre-emptive rights or any other rights to acquire any shares of the Company that have not been waived or exercised.

4.13. Experience of the Shareholder. The Shareholder has knowledge and experience in evaluating and investing in securities in companies similar to Citrine Global so that it is capable of evaluating the merits and risks of the holding the Citrine Global Stock and has the capacity to protect its own interests.

The Shareholder has had an opportunity to discuss Citrine Global's business, management and financial affairs with directors, officers and management of Citrine Global. Such Shareholder has also had the opportunity to ask questions of and receive answers from Citrine Global regarding the terms and conditions of the transactions contemplated by this Agreement.

4.14. Listing of the Initial Shares. The Initial Shares, the Shareholder Option Shares and the Company Option Shares will not be registered under any securities laws and may be further transferred only pursuant to an available exemption therefrom.

4.15. Full Disclosure. The Shareholders and the Company have provided and disclosed to Citrine Global all facts and information with regard to the Company's business activity and the condition and business of the Company and there is no material fact or information known to the Shareholders and/or the Company relating to the business, prospects, condition (financial or otherwise), affairs, operations, or assets that has not been disclosed to Citrine Global. Neither this Agreement (including the Schedules attached hereto) nor any document made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, in view of the circumstances in which they were made.

5. Representations and Warranties of Citrine Global. Citrine Global represents and warrants to the Shareholders and the Company, and acknowledges that they are entering into this Agreement in reliance thereon, as follows:

5.1. Enforceability. Citrine Global is duly organized and validly existing under the laws of Delaware and has all necessary corporate power and authority to execute and deliver this Agreement. This Agreement and the other agreements contemplated hereby or which are ancillary hereto that are to be executed by Citrine Global, when executed and delivered, will constitute the valid, binding and enforceable obligations of Citrine Global.

5.2. Experience. Citrine Global is sophisticated and, together with its advisers, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in

securities, so as to enable it to utilize the information made available to it in connection with the sale of the Initial Shares to evaluate the merits and risks of the purchase of the Initial Shares and to make an informed investment decision with respect thereto. Citrine Global acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Company and has the capacity to protect its own interests. Moreover, Citrine Global acknowledges that due to the inherent risk involved in such investment, Citrine Global's investment may be substantially or totally lost.

5.3. No Public Market. Citrine Global understands that the Initial Shares have not been registered under the Securities Act and no public market now exists for any of the Company's securities and that the Shareholders and/or the Company have made no assurances that a public market will ever exist for such securities.

5.4. Disclosure of Information. Citrine Global further represents that it has had an opportunity to ask questions and receive answers from the Shareholders and the Company regarding the business, properties, prospects and financial condition of the Company. Notwithstanding the above, the Company shall continue to provide Citrine Global with any reasonably requested information which is relevant to enable Citrine Global to determine whether to exercise the Shareholder Option and/or the Company Option. Furthermore, Citrine Global acknowledges that it is aware of Cannasoul's and the Company's urgent need for funding and that Cannasoul currently has available funds enabling only a few months of operation and that the Company currently terminated the employment of all of its employees and has sub-leased its offices and laboratories due to lack of funding.

6. Covenants of the Company and/or the Shareholders Following the Closing.

6.1. Continuing Due Diligence. From the date hereof and through the Option Expiry Date, Citrine Global shall have the right to conduct a full due diligence examination regarding the Company and/or its activities and any other reasonably required activity relating to the transactions hereunder, including without limitation the Company's properties, operating and financial data, records, agreements and other relevant information. The Company and, to the extent required, Cannasoul and PurPlant shall fully cooperate with Citrine Global in connection with the due diligence procedure and shall also make available to Citrine Global members of the management team, accountants, attorneys and all other relevant representatives, to the extent reasonably requested by Citrine Global. The Company will keep Citrine Global informed of any material changes that have occurred or may occur affecting the business, results of operations, condition or prospects of the Company.

6.2. Cannasoul and Prof Meiri shall transfer to the Company the relevant know-how, techniques and business methods developed by Cannasoul and/or Prof. Dedi Meiri relating to the business activities of the Company.

In addition, Cannasoul and/or Prof. Meiri via Cannasoul or otherwise shall provide the Company with certain services under terms as shall be mutually agreed to among the Company, Cannasoul, Prof Meiri and Citrine Global and subject to agreed upon business plans and budgets. Citrine Global acknowledges that the Company may retain certain management services, laboratory services, medical consultancy and research assistance from Cannasoul and/or Prof. Meiri's laboratory at the Technion.

6.3. Cannasoul Services to the Company and/or Citrine Global Group. Following the Closing, the Company and/or Citrine Global Group and Cannasoul shall negotiate a service agreement pursuant to which Cannasoul shall provide the Company and/or Citrine Global Group, as shall be agreed by the Parties, with certain laboratory services, medical consultancy and research assistance (the "**Cannasoul Services**"). The Cannasoul Services shall be provided to the Company at special rates taking into consideration Cannasoul's shareholding in the Company and shall be under terms that are acceptable to Citrine Global *provided that*, to the extent that the services to be provided are funded or otherwise paid for by Citrine Global, then such services shall be under terms that are approved by Citrine Global in its sole discretion. A Citrine Global designee shall participate in the negotiations on behalf the Company *provided that*, to the extent that the services to be provided are funded or otherwise paid for by Citrine Global, then the Citrine Global Designee shall lead the negotiations on behalf of the Company.

6.4. <u>Prof. Meiri Services to the Company and/or Citrine Global Group</u>. Following the Closing, the Company and Prof. Meiri shall negotiate a service agreement pursuant to which Prof. Meiri, directly or via Cannasoul and/or the Technion, shall provide the Company and/or Citrine Global Group with certain scientific consultancy and research services (the "**Prof. Meiri Services**"). Without derogating from the above, Prof. Meiri undertakes to continue to serve as the Company's chairman of the board for at least three years The Prof. Meiri Services shall be provided to the Company under terms that are acceptable by Citrine Global *provided that*, to the extent that the services to be provided are funded or otherwise paid for by Citrine Global, then such services shall be under terms that are approved by Citrine Global in its sole discretion. A Citrine Global designee shall participate in the negotiations on behalf the Company *provided that*, to the extent that the services to be provided are funded or otherwise paid for by Citrine Global, then the Citrine Global Designee shall lead the negotiations on behalf of the Company

6.5. <u>Services and Strategic Collaboration between Company and Citrine Global</u>. Following the Closing, the Company and Citrine Global and/or any of its affiliates and/or related parties (collectively, the "**Citrine Global Group**") shall prepare and enter into a services and strategic collaboration agreement pursuant to which the Company shall expand the rights granted under the Company Grant of Exclusive Rights and First Opportunity which provide the Citrine Global Group with screening services and/or other scientific services, all under the terms to be agreed by between the Company and the Citrine Global Group. Such strategic partnership agreement shall include a grant of exclusivity from the Company to the Citrine Global Group in certain fields of business (such as food supplements) and/or certain indications and shall also grant the Citrine Global Group with a right of first opportunity to commercialize intellectual property developed by the Company in Citrine Global Group's field of business, all as will be agreed in the strategic partnership agreement.

6.6. <u>Financial Statements for the Year Ending December 31, 2022 and Subsequent Years and Interim Periods.</u> The Company shall at its own expense prepare financial statements for the year ended December 31, 2022, and for subsequent years, all prepared in accordance with IFRS, and all assets reflected therein are properly reported and present fairly the value of the assets of the Company, in accordance with IFRS,

The Company acknowledges that Citrine Global is a reporting company under the Securities and Exchange Act of 1934, as amended (the "**Exchange Act**") and the Company may be required to provide certain financial information relating to the Company and its Shareholders, which information may include audited financial statements of the Company for the years ending December 31, 2021 and 2022 (and any subsequent years as needed) under PCAOB standards and as adjusted for U.S. GAAP, and reviewed subsequent interim financial statements. Accordingly, at Citrine Global's request , the Company shall prepare and audit year-end financial statements with an auditor reasonably acceptable to Citrine Global and reviewed interim financial statements as requested by Citrine Global where the cost of such financial statements shall be assumed by Citrine Global either directly or reimbursed to the Company.

6.7. No Transfers by the Shareholders. From the date hereof through the Option Expiry Date, none of the Shareholders shall transfer any or all of their shares in the Company, notwithstanding any term to the contrary in the Articles of Association.

6.8. No Shop. From the date hereof through the Option Expiry Date, neither Cannasoul, the Company nor Prof Meir shall directly or indirectly (i) solicit, initiate or entertain offers from, negotiate with, or in any manner encourage, discuss, accept or consider any proposal from any other person relating to the acquisition or purchase of the Company, its assets, technology, business or shares, in whole or in part, in any manner, or (ii) furnish to any other person any information with respect to, or otherwise cooperate in any way with, , or encourage any effort or attempt by any person to do or seek any of the foregoing. The Company shall immediately cease and cause to be terminated all existing agreements, arrangements, discussions, or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company shall notify Citrine Global promptly if any such proposal, or offer, or any inquiry or contact with any person with respect thereto is made and shall, in any such notice to the buyer, indicate in reasonable detail the identity of the person making, `and the terms and conditions of, such proposal, offer, inquiry or contact. For the avoidance of doubt, this No-Shop provision shall not limit

Cannasoul in any way in presenting the Company's business activities in the framework of Cannasoul's fundraising efforts. .

7. Board Composition/ Shareholder Agreement

Following the exercise by Citrine Global of the Shareholder Option, the Company board of directors (the "**Company Board")** shall consist of four (4) directors. Citrine Global shall be authorized, which right may be exercised in its sole discretion, to designate two of such directors.

8. Miscellaneous

8.1. Taxes. Any taxes that may be assessed or imposed on any of the Parties in respect of the transactions under this Agreement shall be such Party's sole responsibility.

8.2. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without regard to any applicable principles of conflicts of laws. Any dispute arising under or in relation to this Agreement shall be resolved exclusively in the competent court located in Tel Aviv, Israel, and each of the Parties irrevocably submits to the exclusive jurisdiction of such court.

8.3. Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each party to this Agreement, provided that Citrine Global may assign to any of its subsidiaries all or part of its rights and obligations hereunder .

8.4. Entire Agreement; Amendment and Waiver. This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Any term of this Agreement may be amended only with the written consent of the Parties. The observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the party against such waiver is sought.

8.5. Notices, etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing (email will be deemed as writing) and shall be addressed to such party's address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

if to Citrine Global: Attn: Ora Elharar Soffer
Email: ora@citrine-global.com

if to Cannasoul Attn: Dr. Shmuel Mandel
Email: muli@cannasoul.co.il

Any notice sent in accordance with this Section 6.4 shall be deemed received (i) if sent via email, within the next following business day, (ii) if delivered in person or by courier service, upon delivery, (iii) if sent by facsimile transmission, on the business day following transmission with confirmed answer back, (iv) if sent by registered mail (or air mail if the posting is international), within ten (10) days after posting, or (v) earlier, upon actual receipt, provided, however, that any notices sent in accordance with sub-sections (ii)-(iv) shall be also sent via email.

8.6. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of

any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. Except as stated in this Agreement, all remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

8.7. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

8.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission (including in PDF format) or by facsimile shall be sufficient to immediately bind the parties to the terms and conditions of this Agreement.

8.9. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.

MyPlant Bio Ltd.

By: DocuSigned by: [signature] 08F6FAA8560D421... DocuSigned by: Dedi Meiri 5A1CDAA8BD2C407...

Name: ______________________

Title: ______________________

Cannasoul Analytics Ltd.

By: DocuSigned by: [signature] 08F6FAA8560D421... DocuSigned by: Dedi Meiri 5A1CDAA8BD2C407...

Name: ______________________

Title: ______________________

PurPlant Inc.

By: DocuSigned by: Ken Clement C148BE79B048407...

Name: ______________________

Title: ______________________

Citrine Global Corp.

By: ______________________

Name: Ora Elharar Soffer

Title: [signature]

Prof. David (Dedi) Meiri

DocuSigned by: Dedi Meiri 5A1CDAA8BD2C407...

Schedule 4

Disclosure Schedule